Exhibit 4.1
EXECUTION VERSION
CONSENT, WAIVER AND RELEASE
     CONSENT, WAIVER AND RELEASE, dated as of July 5, 2006 (this “Consent”), to (i) the Credit Agreement, dated as of December 20, 2004, as amended by the First Amendment, dated as of March 1, 2006 (as so amended, the “Credit Agreement”), among Parker Drilling Company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Lehman Brothers Inc., as sole advisor, sole lead arranger and sole bookrunner, Bank of America, N.A., as syndication agent, and Lehman Commercial Paper Inc., as administrative agent (in such capacity, the “Administrative Agent”) and (ii) the Guarantee and Collateral Agreement, dated as of December 20, 2004 (the “Guarantee and Collateral Agreement”), made by the Borrower and certain of its Subsidiaries in favor of the Administrative Agent. Terms defined in the Credit Agreement shall be used in this Consent with their defined meanings unless otherwise defined herein.
W I T N E S S E T H :
     WHEREAS, the Borrower proposes to engage in a corporate restructuring as more particularly set forth herein (the “Restructuring”) for the purpose of minimizing its overall effective tax rate from operations;
     WHEREAS, the Restructuring will consist of the following: (a) each Subsidiary of the Borrower listed on the attached Exhibit A under the heading “Converting Subsidiaries” (each, a “Converting Subsidiary”) will be converted into a limited liability company having the name set forth opposite such Converting Subsidiary on Exhibit A under the heading “Post-Conversion Names” (all such conversions, collectively, the “Conversions”); (b) each Subsidiary of the Borrower listed on Exhibit A under the heading “Merging Subsidiaries” (each, a “Merging Subsidiary”) will be merged with and into the Subsidiary of the Borrower listed opposite such Merging Subsidiary on Exhibit A under the heading “Surviving Subsidiary” (each, a “Surviving Subsidiary”), with such Surviving Subsidiary being the survivor of such merger (all such mergers, collectively, the “Mergers”); (c) following the completion of the Conversions and the Mergers, all of the capital stock of the Converting Subsidiaries and the Surviving Subsidiaries owned by the Borrower or any of its Domestic Subsidiaries will be transferred to PD Dutch Holdings C.V. (“PD Dutch Holdings”) or to PD Selective Holdings C.V. (“PD Selective”), entities validly existing under the laws of the Netherlands and wholly-owned Subsidiaries of the Borrower, or any one or more wholly owned Subsidiaries thereof; (d) all of the capital stock of Parker Drilling Mexico, LLC (“PD Mexico and, together with the Converting Subsidiaries and the Surviving Subsidiaries, the “Transferred Subsidiaries”) will be transferred to PD Dutch Holdings or a wholly owned Subsidiary thereof; (e) each of the assets listed on Exhibit B hereto, other than any such assets owned by any Transferred Subsidiary, will be transferred to PD Dutch Holdings or one or more wholly owned Subsidiaries thereof (such transfers, collectively “Asset Transfers”) (the transactions described in the foregoing clauses (a) through (e), collectively, the “Transactions”);

     WHEREAS, the Borrower has advised the Administrative Agent and the Lenders that in order for the Borrower to obtain the anticipated benefits of the Restructuring, it is necessary (a) that the Surviving Subsidiaries (both before and after giving effect to the Mergers) and all of their respective assets be excepted from the requirements of Section 6.8 of the Credit Agreement and (b) that each Transferred Subsidiary be released from its obligations (if any) as a Guarantor under the Guarantee and Collateral Agreement and that the capital stock and assets of each such Subsidiary pledged pursuant to the Guarantee and Collateral Agreement be released from the security interest of the Administrative Agent thereunder (all such releases described in this clause (b), the “Releases”); and
     WHEREAS, in connection with the foregoing, the Borrower has requested that (a) the Lenders (i) consent to the Transactions, (ii) waive any Default or Event of Default that would otherwise occur under any Loan Document as a direct result of the consummation thereof, including, without limitation, any Default or Event of Default under Section 7.4 or 7.5 of the Credit Agreement, (iii) waive the requirements of Section 6.8 of the Credit Agreement in respect of the Surviving Subsidiaries, (iv) waive the requirements of Section 5.5 of the Guarantee and Collateral Agreement in respect of the Converting Subsidiaries, and (v) consent to the Releases, and the Lenders have agreed to provide such consents and waivers on the terms set forth herein, and (b) the Administrative Agent, subject to the consent of the Required Lenders (as shall be evidenced by their execution of this Consent), release each Transferred Subsidiary from its obligations (if any) as a Guarantor under the Guarantee and Collateral Agreement and release all capital stock and assets of each such Subsidiary from the Administrative Agent’s security interest under to the Guarantee and Collateral Agreement, and the Administrative Agent has agreed to provide such releases on the terms set forth herein;
     NOW, THEREFORE, the parties hereto hereby agree as follows:
     1. Consent and Waiver. The Lenders hereby (i) consent to the Transactions, (ii) waive any Default or Event of Default that would otherwise occur under any Loan Document as a direct result of the consummation thereof, including, without limitation, any Default or Event of Default under Section 7.4 or 7.5 of the Credit Agreement, (iii) waive the requirements of Section 6.8 of the Credit Agreement in respect of the Surviving Subsidiaries, (iv) waive the requirements of Section 5.5 of the Guarantee and Collateral Agreement in respect of the Converting Subsidiaries and (iv) consent to the Releases.
     2. Release. The Administrative Agent hereby releases, pursuant to Section 8.15 of the Guarantee and Collateral Agreement, each Transferred Subsidiary from its obligations (if any) as a Guarantor thereunder, and hereby releases all capital stock and assets of each such Subsidiary from the Administrative Agent’s security interest under the Guarantee and Collateral Agreement.
     3. Representations and Warranties. As of the date hereof and after giving effect to this Consent and the Transactions contemplated hereby, the Borrower hereby (a) confirms, reaffirms and restates the representations and warranties made by it in Section 4 of the Credit Agreement and otherwise in the other Loan Documents to which it is a party, (b) represents and warrants that no Default or Event of Default has occurred and is continuing (except as has been expressly waived pursuant to this Consent) and (c) represents and warrants that (i) each person named in the signature block below is duly authorized to execute and deliver, on behalf of the Borrower (or relevant Subsidiary, as applicable), this Consent, (ii) such person is now a duly elected and qualified officer of the Borrower (or such Subsidiary, as applicable), holding the office indicated below the name of such officer and (iii) the signature set forth on the signature line above the name of such officer is such officer’s true and genuine signature.
     4. Payment of Fees and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for its out-of-pocket costs and expenses incurred in connection with this Consent, any documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent.
     5. Continuing Effect; No Amendments Or Other Waivers. This Consent shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement or the other Loan Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms.
     6. Effectiveness. This Consent shall become effective upon the satisfaction of the following conditions precedent:
     (a) the Administrative Agent or its counsel shall have received (i) counterparts hereof duly executed and delivered by a duly authorized officer of the Borrower, each Subsidiary that is (after giving effect to the Releases) a Subsidiary Guarantor and the Required Lenders; and
     (b) the Borrower shall have paid all fees and expenses of the Administrative Agent, including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent, to the extent invoices therefor have been provided.
     7. Counterparts. This Consent may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Consent by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     8. GOVERNING LAW. THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties have caused this Consent to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

PARKER DRILLING COMPANY
By:	/s/ W. Kirk Brassfield
	Name:	W. Kirk Brassfield
	Title:	Sr. Vice President & CFO

DGH, INC.
PADRIL, INC.
PARKER AVIATION, INC.
PARKER DRILLING COMPANY NORTH AMERICA, INC.
PARKER DRILLING COMPANY OF NIGER
PARKER DRILLING COMPANY OF OKLAHOMA, INCORPORATED
PARKER DRILLING COMPANY OF SOUTH AMERICA, INC.
PARKER DRILLING OFFSHORE CORPORATION
PARKER DRILLING OFFSHORE INTERNATIONAL, INC.
PARKER NORTH AMERICA OPERATIONS, INC.
PARKER TECHNOLOGY, INC.
PARKER TECHNOLOGY, L.L.C.
QUAIL USA, LLC
SELECTIVE DRILLING CORPORATION

By:	/s/ David W. Tucker
	Name:	David W. Tucker
	Title:	Vice President & Treasurer

PARKER DRILLING OFFSHORE USA, L.L.C.
By:	/s/ Bruce J. Korver
	Name:	Bruce J. Korver
	Title:	Vice President - Finance

PARKER DRILLING MANAGEMENT SERVICES, INC.
By:	/s/ David W. Tucker
	Name:	David W. Tucker
	Title:	President

Signature page to Consent, Waiver and Release

PD MANAGEMENT RESOURCES, L.P. By: Parker Drilling Management Services, Inc., its General Partner
By:	/s/ David W. Tucker
	Name:	David W. Tucker
	Title:	President

QUAIL TOOLS, L.P. By: Quail USA, LLC, its General Partner
By:	/s/ David W. Tucker
	Name:	David W. Tucker
	Title:	Vice President & Treasurer

Signature page to Consent, Waiver and Release

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and a Lender
By:	/s/ Ritam Bhalla
	Name:	Ritam Bhalla
	Title:	Authorized Signatory

BANK OF AMERICA, N.A., as Syndication Agent, Issuing Lender and a Lender
By:	/s/ Claire Lui
	Name:	Claire Lui
	Title:	Senior Vice President

Signature page to Consent, Waiver and Release

EXHIBIT A
CONVERSIONS

Converting Subsidiaries	Post-Conversion Names

Parker-VSE, Inc.	Parker-VSE, LLC
Parker Drilling Company International Limited	Parker Drilling Company International Limited LLC
Universal Rig Service Corporation	Universal Rig Service Corp, LLC
Choctaw International Rig Corp.	Choctaw International Rig Corp., LLC
Creek International Rig Corp.	Creek International Rig Corp., LLC
Parker Drilling Company Limited	Parker Drilling Company Limited, LLC
Parker Drilling Company International, Inc.	Parker Drilling Company International, LLC
Parker Drilling Company of Argentina, Inc.	Parker Drilling Company of Argentina, LLC
MERGERS

Merging Subsidiaries	Surviving Subsidiaries

Parker Drilling Company Eastern Hemisphere, Ltd.	Parker Drilling Company Eastern Hemisphere, LLC
Parker Drilling Company of Singapore, Ltd.	Parker Drilling Company of Singapore, LLC
Parker Drilling Company of New Guinea, Inc.	Parker Drilling Company of New Guinea, LLC
Parker Drilling (Kazakstan) Ltd.	Parker Drilling (Kazakstan) LLC

EXHIBIT B
ASSET TRANSFERS
Rig 107 — Kazakhstan
Rig 140 — Papua New Guinea
Rig 165 — Mexico
Rig 174 — Mexico
Rig 188 — New Zealand
Rig 206 — Indonesia
Rig 216 — Kazakhstan
Rig 221 — Mexico
Rig 225 — Bangladesh
Rig 226 — Papua New Guinea
Rig 230 — Turkmenistan
Rig 231 — Indonesia
Rig 236 — Turkmenistan
Rig 246 — New Zealand
Rig 247 — Turkmenistan
Rig 249 — Kazakhstan
Rig 252 — New Zealand
Rig 253 — Indonesia
Rig 256 — Mexico
Rig 257B — Kazakhstan
Rig 258 — Kazakhstan
Rig 259 — Kazakhstan
Rig 260 — Mexico
Rig 121 — Mexico (to relocate to US)
Rig 122 — Mexico (may relocate to US)
Rig 53B — Mexico (may relocate to US)
Rig 73B — Nigeria (in process of being sold to Shell)
Rig 75B — Nigeria (in process of being sold to Shell)
Rig 264
Rig 265
Rig 266
Rig 267